                                                                     Exhibit 3.2


                             AMENDED AND RESTATED BYLAWS
                                          OF
                                  NEON SYSTEMS, INC.


                                      ARTICLE 1
                                       OFFICES

     SECTION 1. REGISTERED OFFICE. The registered office of the corporation within the State of Delaware shall be in the City of Wilmington, County of New Castle.

     SECTION 2. OTHER OFFICES. The corporation may also have an office or offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the corporation may require.


                                     ARTICLE 2
                              MEETINGS OF STOCKHOLDERS

     SECTION 1. PLACE OF MEETINGS. All meetings of the stockholders for the election of directors or for any other purpose shall be held at any such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors (or, in the case of a special meeting called by the Chairman of the Board of the corporation, as shall be designated by the Chairman of the Board) and stated in the notice of meeting or in a duly executed waiver thereof.

     SECTION 2. ANNUAL MEETING. The annual meeting of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver thereof. At such annual meeting, the stockholders shall elect, by a plurality vote, a Board of Directors and transact such other business as may properly be brought before the meeting.

     SECTION 3. SPECIAL MEETINGS. Special meetings of stockholders, unless otherwise prescribed by statute, may be called at any time only by the Board of Directors, the Chairman of the Board or the Chief Executive Officer of the Corporation.

     SECTION 4. NOTICE OF MEETINGS. Except as otherwise expressly required by statute, written notice of each annual and special meeting of stockholders stating the date, place and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before the date of the notice. Notice shall be given personally or by mail and, if by mail, shall be sent in a postage prepaid envelope, addressed to the stockholder at the address appearing on the records of the corporation. Notice by mail shall be deemed given at the time when the same shall be deposited in the United States mail, postage prepaid. Notice of any meeting shall not be required to be given to any person who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, or who, either before or after the meeting, shall submit a signed written waiver of notice, in person or by proxy. Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any written waiver of notice.

     SECTION 5. LIST OF STOCKHOLDERS. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city, town or village where the meeting is to be held which place shall be specified in the notice of meeting, or, if not specified, at the place where the meeting is to be held. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     SECTION 6. QUORUM; ADJOURNMENTS. The holders of a majority of the voting power of the issued and outstanding stock of the corporation entitled to vote at a meeting of stockholders, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of stockholders, except as otherwise provided by statute or by the corporation's Certificate of Incorporation as the same may be amended from time to time (the "Certificate of Incorporation"). A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum, and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented by proxy at any meeting of stockholders, then the stockholders entitled to vote at such meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented by proxy, at which time any business may be transacted that might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or, if after adjournment a new record date is set, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION 7. ORGANIZATION. At each meeting of stockholders, the Chairman of the Board or the Chief Executive Officer shall act as chairman of the meeting. The Secretary or, in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

     SECTION 8. ORDER OF BUSINESS. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

     SECTION 9. VOTING. Except as otherwise provided by statute or the Certificate of Incorporation, each stockholder of the corporation shall be entitled at each meeting of stockholders to one vote for each share of capital stock of the corporation standing in his or her name on the record of stockholders of the corporation:

          (a)  on the date fixed pursuant to the provisions of Section 7 of
     Article 5 of these Bylaws as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or

          (b) if no such record date shall have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the date next preceding the day on which the meeting is held.

Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him or her by a proxy signed by such stockholder or the stockholder's attorney-in-fact, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period. Any such proxy shall be delivered to the secretary of the meeting at or prior to the time designated in the order of business for so delivering such proxies. When a quorum is present at any meeting, the vote of the holders of a majority of the voting power of the issued and outstanding stock of the corporation entitled to vote thereon, present in person or represented by proxy, shall decide any matter brought before such meeting, unless the matter is one upon which by express provision of statute or of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such matter. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any matter need not be by written ballot. On a vote by written ballot, each written ballot shall be signed by the stockholder voting, or by his or her proxy, and shall state the number of shares voted.

     SECTION 10. INSPECTORS. The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof and make a written report thereof. If any of the inspectors so appointed shall fail to appear or shall be unable to act, the chairman of the meeting shall appoint one or more inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the numbers of shares of capital stock of the corporation outstanding and the voting power of each, determine the number of shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. No director or candidate for the office of director shall act as an inspector of an election of directors. Inspectors need not be stockholders or employees of the corporation.


                                     ARTICLE 3
                                 BOARD OF DIRECTORS

     SECTION 1. PLACE OF MEETINGS. Meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

     SECTION 2. ANNUAL MEETING. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. If such annual meeting is not so held, then the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Delaware) as shall be specified in a notice thereof given as hereinafter provided in Section 5 of this
Article 3.

     SECTION 3. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting that would otherwise be held on that day shall be held at the same hour on the next succeeding business day (unless the Chairman of the Board determines otherwise). Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these Bylaws.

     SECTION 4. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chairman of the Board, by three or more directors of the corporation (unless there are fewer than three directors, in which case all of the directors may call such special meeting) or by the Chief Executive Officer.

     SECTION 5. NOTICE OF MEETINGS. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this
Section 5, in which notice shall be stated the time and place of the meeting. Except as otherwise required by these Bylaws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be sent to each director, addressed to such director at his or her residence or usual place of business, by telegraph, cable, telex, telecopier or other similar means, or delivered to him or her personally or given to him or her by telephone or other similar means, at least twenty-four hours before the time at which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed wavier of notice or who shall attend such meeting, except when he or she shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 6. QUORUM AND MANNER OF ACTING. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute, the Certificate of Incorporation or these Bylaws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. A quorum, once established, shall not be broken by the withdrawal of enough directors to leave less than a quorum, and the directors present may continue to transact business until adjournment. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present at such meeting may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called. The directors shall act only as a Board of Directors and the individual directors shall have no power as such.

     SECTION 7. ORGANIZATION. At each meeting of the Board of Directors, the Chairman of the Board or, in his or her absence or if one shall not have been elected, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside at the meeting. The Secretary or, in his or her absence or if one shall not have been elected, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

     SECTION 8. RESIGNATIONS. Any director of the corporation may resign at any time by giving written notice of his or her resignation to the corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt by the corporation. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 9. COMPENSATION. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the corporation in any capacity.

     SECTION 10. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, including an executive committee, each committee to consist of one or more of the directors of the corporation. Without limiting the foregoing, there shall be a nominating committee of the Board of Directors, which committee shall consist of three directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In addition, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     Except to the extent restricted by statute or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors and may authorize the seal of the corporation to be affixed to all papers that require it. Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

     SECTION 11. ACTION BY CONSENT. Unless restricted by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be.

     SECTION 12. TELEPHONIC MEETING. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

                                     ARTICLE 4
                                      OFFICERS

     SECTION 1. NUMBER AND QUALIFICATIONS. The officers of the corporation shall include the Chairman of the Board, the Chief Executive Officer, the President, one or more Vice Presidents (including Senior, Executive Vice Presidents or other classifications of Vice Presidents), the Secretary and the Treasurer. The Chief Executive Officer shall recommend to the Board of Directors candidates for all offices of the corporation (except the office of Chairman of the Board and Chief Executive Officer). The Board of Directors shall elect officers of the corporation after consideration of such recommendations (and any and all other factors it considers relevant or appropriate). The office of the President or any other office may be shared by more than one person, each of whom shall have such classification (such as President of a division of the corporation) as the Board of Directors determines. If the Board of Directors so wishes, it may also elect other officers (including one or more Assistant Treasurers and one or more Assistant Secretaries) as may be necessary or desirable for the business of the corporation. Any two or more offices may be held by the same person, and no officer except the Chairman of the Board need be a director. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified, or until death, or until he or she shall have resigned or have been removed or disqualified, as hereinafter provided in these Bylaws.

     SECTION 2. RESIGNATIONS. Any officer of the corporation may resign at any time by giving written notice of his resignation to the corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon receipt by the corporation. Unless otherwise specified therein, the acceptance of any such resignation shall not be necessary to make it effective.

     SECTION 3. REMOVAL. Any officer of the corporation may be removed, either with or without cause, at any time, by action of the Board of Directors, the Chairman of the Board or the Chief Executive Officer (provided, however that the Chief Executive Officer shall not have the authority to remove the Chairman of the Board).

     SECTION 4. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be elected from among the members of the Board of Directors. Unless the Board of Directors elects a Chief Executive Officer other than the Chairman of the Board, the Chairman shall also be the Chief Executive Officer of the corporation. If present, the Chairman shall preside at all meetings of the Board of Directors. The Chairman shall advise and counsel with the Chief Executive Officer (if the Chairman is not the Chief Executive Officer) and the President, and in the absence of both such officers with other officers of the corporation, and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.

     SECTION 5. THE CHIEF EXECUTIVE OFFICER. Subject to the direction of the Board of Directors, the Chief Executive Officer shall have general charge of the business affairs and property of the corporation and general supervision over its officers and agents. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors. At the request of the Chairman of the Board or in his or her absence or in the event of his or her inability or refusal to act, the Chief Executive Officer shall perform the duties of the Chairman of the Board, and, when so acting, shall have the powers of and be subject to the restrictions placed upon the Chairman of the Board in respect of the performance of such duties.

     SECTION 6. THE PRESIDENT. The President shall perform all duties incident to the office of President and such other duties as may from time to time be assigned to him or her by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

     SECTION 7. VICE PRESIDENT. Each Vice President shall perform all such duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. At the request of the President or in his or her absence or in the event of his or her inability or refusal to act, the Vice President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors (or if there shall be no such determination, then the Vice Presidents in the order of their election), shall perform the duties of the President, and, when so acting, shall have the powers of and be subject to the restrictions placed upon the President in respect of the performance of such duties.

     SECTION 8.  TREASURER.  The Treasurer shall:

          (a) have charge and custody of, and be responsible for, all the funds and securities of the corporation;

          (b) keep full and accurate accounts of receipts and disbursements in books belonging to the corporation;

          (c) deposit all moneys and other valuables to the credit of the corporation in such depositories as may be designated by the Board of Directors or pursuant to its direction;

          (d) receive, and give receipts for, monies due and payable to the corporation from any source whatsoever;

          (e) disburse the funds of the corporation and supervise the investment of its funds, taking proper vouchers therefor;

          (f) render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the corporation; and

          (g) in general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors.

     SECTION 9.  SECRETARY.  The Secretary shall:

          (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board of Directors and the stockholders;

          (b) ensure that all notices are duly given in accordance with the provisions of these Bylaws and as required by law;

          (c) be custodian of the records and the seal of the corporation and shall have the authority to affix and attest the seal to all certificates for shares of the corporation and to affix and to attest the seal to all other documents to be executed on behalf of the corporation under its seal;

          (d) ensure that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

          (e) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors.

     SECTION 10. THE ASSISTANT TREASURER. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there shall be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties as from time to time may be assigned by the Board of Directors.

     SECTION 11. THE ASSISTANT SECRETARY. The Assistant Secretary, or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there shall be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his or her inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties as from time to time may be assigned by the Board of Directors.

     SECTION 12. OFFICERS' BOND OR OTHER SECURITY. If required by the Board of Directors, any officer of the corporation shall give a bond or other security for the faithful performance of his or her duties, in such amount and with such surety as the Board of Directors may require.

     SECTION 13. COMPENSATION. The compensation of the officers of the corporation for their services as such officers shall be fixed from time to time by the Board of Directors. An officer of the corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the corporation.


                                     ARTICLE 5
                       STOCK CERTIFICATES AND THEIR TRANSFER

     SECTION 1. STOCK CERTIFICATES. Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him or her in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided that, except as otherwise provided in Section 202 of the General Corporation Law of the State of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions or such preferences and/or rights.

     SECTION 2. FACSIMILE SIGNATURES. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

     SECTION 3. LOST CERTIFICATES. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the corporation a bond in such sum as it may direct sufficient to indemnify it against any claim that may be made against the corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

     SECTION 4. TRANSFER OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its records; PROVIDED, HOWEVER, that the corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the corporation for transfer, both the transferor and the transferee request the corporation to do so.

     SECTION 5. TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

     SECTION 6. REGULATIONS. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the corporation.

     SECTION 7. FIXING THE RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; PROVIDED, HOWEVER, that the Board of Directors may, in its discretion, fix a new record date for the adjourned meeting.

     SECTION 8. REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends and to vote as such owner, shall be entitled to hold liable for calls and assessments a person registered on its records as the owner of shares of stock, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                     ARTICLE 6
                                 GENERAL PROVISIONS

     SECTION 1. DIVIDENDS. Subject to the provisions of statute and the Certificate of Incorporation, dividends upon the shares of capital stock of the corporation may be declared by the Board of Directors at any regular or special meeting. Dividends may be paid in cash, in property or in shares of stock of the corporation, unless otherwise provided by statute or the Certificate of Incorporation.

     SECTION 2. RESERVES. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, determine to be proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation or for such other purpose as the Board of Directors may deem to be conducive to the interests of the corporation. The Board of Directors may modify or abolish any such reserve in the manner in which it was created.

     SECTION 3. SEAL. The seal of the corporation shall be in such form as shall be approved by the Board of Directors.

     SECTION 4. FISCAL YEAR. The fiscal year of the corporation shall end on March 31 of each calendar year and may thereafter be changed by resolution of the Board of Directors.

     SECTION 5. CHECKS, NOTES, DRAFTS, ETC. All checks, notes, drafts or other orders for the payment of money of the corporation shall be signed, endorsed or accepted in the name of the corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

     SECTION 6. EXECUTION OF CONTRACTS, DEEDS, ETC. The Board of Directors may authorize any officer or officers, agent or agents, in the name and on behalf of the corporation to enter into or execute and deliver any and all contracts, deeds, bonds, mortgages and other obligations or instruments, and such authority may be general or confined to specific instances.

     SECTION 7. VOTING OF STOCK IN OTHER CORPORATIONS. Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board or the Chief Executive Officer, from time to time, may (or may appoint one or more attorneys or agents to) cast the votes that the corporation may be entitled to cast as a stockholder or otherwise in any other corporation or business enterprise, any of whose shares or securities may be held by the corporation, at meetings of the holders of the shares or other securities of such other corporation or business enterprise. If one or more attorneys or agents are appointed, then the Chairman of the Board or the Chief Executive Officer may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent. The Chairman of the Board or the Chief Executive Officer may, or may instruct the attorneys or agents appointed to, execute or cause to be executed in the name and on behalf of the corporation or under its seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the circumstances.

                                     ARTICLE 7
                                     AMENDMENTS

     These Bylaws may be amended or repealed or new bylaws adopted as provided by the Certificate of Incorporation.